UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  February 23, 2012

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53173	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Broadway, 6th Floor

Cambridge, MA 02139

 (Address of principal executive offices) (Zip Code)

(617) 551-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Change Order Form #12 Under Fourth Amendment to Development and Clinical Supplies Agreement with 3M

On February 23, 2012, Radius Health, Inc. (the “Company”) entered into Change Order Form #12 (the “Change Order Form”) under the Fourth Amendment to Development and Clinical Supplies Agreement (the “Fourth Amendment”), dated as of March 2, 2011, between the Company, 3M Company and 3M Innovative Properties Company (together, “3M”).  The Fourth Amendment amended the Development and Clinical Supplies Agreement dated June 19, 2009, as amended on each of December 31, 2009, September 16, 2010 and September 29, 2010, between the Company and 3M (the “Development Agreement”).

Pursuant to the Development Agreement, 3M is responsible to develop a BA058 microneedle patch product and manufacture clinical and toxicology supplies of such patch product for preclinical, Phase 1 and Phase 2 studies on an exclusive basis.  Pursuant to the Change Order Form, 3M is to perform additional preparatory work to optimize a Phase 3 commercial scalable transdermal BA058 formulation with increased stability compared to the current formulation for an aggregate additional cost of approximately $439,000 over four months.

The preceding descriptions of the Development Agreement, the Fourth Amendment and the Change Order Form are qualified in their entirety by reference to the full text of the Development Agreement, the Fourth Amendment and the Change Order Form, copies of which were filed as or included with Exhibits to the Company’s Current Report on Form 8-K/A filed on October 24, 2011 or filed as an Exhibit to this Current Report on Form 8-K.

First Amendment to Loan and Security Agreement with GE and Oxford Finance

On February 27, 2012, the Company entered into a first amendment (the “Senior Credit Agreement Amendment”) to its Loan and Security Agreement, dated as of May 23, 2011 (the “Senior Credit Agreement”), among the Company, General Electric Capital Corporation, in its capacities as an agent (“GE”) and lender, and Oxford Finance LLC, in its capacity as a lender.  The Senior Credit Agreement Amendment, among other things, changed the Company’s obligation to deliver all materials filed with the Securities and Exchange Commission (“SEC”) to the lenders under the Senior Credit Agreement.  After entering into the Senior Credit Agreement Amendment, the Company is only required to deliver to the lenders under the Senior Credit Agreement any material statements, reports or notices or any financial statements delivered to or filed with the SEC by sending GE a posting via facsimile, overnight courier or email that such filings or documents have been posted to the SEC’s EDGAR system or to the Company’s website.

The preceding description of the Senior Credit Agreement Amendment is qualified in its entirety by reference to the full text of the Senior Credit Agreement Amendment, a copy of which is filed as an Exhibit to this Current Report on Form 8-K.

Item 5.02                                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

(e)                                  On February 29, 2011, the Company entered into an amendment (the “Transition Agreement Amendment”) to the Transition Agreement entered into on November 30, 2011 with C. Richard Lyttle (the original agreement, the “Transition Agreement,” and as amended, the “Amended Transition Agreement”).

The Amended Transition Agreement provides that upon the automatic termination of Dr. Lyttle’s employment pursuant to the Amended Transition Agreement on June 1, 2012, a consulting agreement entered into on February 29, 2012 (the “Consulting Agreement”) will set forth the terms and conditions of Dr. Lyttle’s service with the Company following June 1, 2012.  In addition, the Transition Agreement Amendment amends the original agreement by providing that (i) the individual and Company performance objectives applicable to Dr. Lyttle’s 2012 bonus are (A) the re-establishment of the Company’s Scientific Advisory Board by June 1, 2012

and (B) Dr. Lyttle’s assistance in the closing by the Company of a financing transaction in 2012; (ii) in the event Dr. Lyttle’s employment is terminated for any reason after March 1, 2012 (other than due to an automatic termination on June 1, 2012 or for cause) then, in addition to the payments and benefits to which he would have become entitled under the original agreement, Dr. Lyttle will be entitled to receive a lump sum payment equal to the base salary he would have received from the termination date through June 1, 2012; and (iii) in the event Dr. Lyttle’s employment is terminated due to an automatic termination on June 1, 2012 then, in addition to the payments and benefits to which he would have become entitled under the original agreement, Dr. Lyttle’s stock options would be subject to the terms and conditions of the Consulting Agreement.

Upon an automatic termination on June 1, 2012, the Consulting Agreement will supersede the Amended Transition Agreement and Dr. Lyttle will transition from the Chief Scientific Officer of the Company to an independent contractor of the Company as Chairman of the Company’s Scientific Advisory Board.  During the term of the Consulting Agreement, Dr. Lyttle will be entitled to receive an annual fee equal to $30,000 and any outstanding options to purchase the Company’s common stock as of June 1, 2012 will continue to vest pursuant to their terms and will remain exercisable until the later to occur of (i) the first anniversary of the termination of Mr. Lyttle’s services under the Consulting Agreement and (ii) the date that is thirty days after the date on which the Company’s common stock first becomes listed on a national securities exchange (but in no event later than the option’s maximum term).  The Consulting Agreement also provides that the Confidentiality and Non-Competition Agreement between Dr. Lyttle and the Company will remain in full force and effect in accordance with its terms.  The Consulting Agreement may be terminated by either party with thirty days prior written notice to the other party.

The preceding descriptions of the Transition Agreement Amendment, the Transition Agreement and the Consulting Agreement are qualified in their entirety by reference to the full text of the Transition Agreement Amendment, the Transition Agreement and the Consulting Agreement, copies of which were filed as or included with Exhibits to the Company’s Current Report on Form 8-K filed on December 5, 2011 or filed as an Exhibit to this Current Report on Form 8-K.

Item 9.01              Financial Statements and Exhibits.

(d)         Exhibits

See the Exhibit Index, which immediately follows the signature page hereof and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 29, 2012

Radius Health, Inc.

By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1*

Change Order Form #12 under the Fourth Amendment to Development and Clinical Supplies Agreement, dated as of March 2, 2011, entered into as of February 23, 2012, by and between the Company and 3M Innovative Properties Company

10.2	First Amendment to Loan and Security Agreement, dated as of February 27, 2012, by and among the Company, General Electric Capital Corporation and Oxford Finance LLC
10.3	First Amendment to Transition Agreement, dated as of February 29, 2012, by and between the Company and C. Richard Lyttle
10.4	Consulting Agreement, dated as of February 29, 2012, by and between the Company and C. Richard Lyttle

*Confidential treatment has been requested with respect to portions of this exhibit.  Redacted portions of this exhibit have been filed separately with the Securities and Exchange Commission.